UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  April 13, 2012

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Revisions to the Executive Compensation Program for 2012

As discussed in the annual report on Form 10-K for the year ended December 31, 2011 of USEC Inc. (“USEC” or the “Company”), in light of the challenges and transitions facing USEC’s business, the Company has initiated an internal review of its organizational structure and engaged a management consulting firm to support this review. The Company expects this review will result in a significantly smaller workforce over time.  On April 2, 2012 the Company announced the elimination of two senior officer positions and additional actions to align the organization with the current business are expected during 2012. The Company believes that maintaining the skills, knowledge and experience of the current senior management team and other key employees will be crucial as the Company faces significant business challenges and transitions in 2012.  As a result, on April 13, 2012, the Compensation Committee of the Board of Directors of USEC approved changes to the executive compensation program for 2012 for the Company’s named executive officers identified in its proxy statement (the “named executive officers”) and other executives. These changes are designed to keep management focused on critical short-term goals and to provide for retention of key employees. The changes are also designed to maintain a similar level of total compensation opportunity for these executives as in 2011 and not to increase their total compensation opportunity. The changes are described below:

•
Revised the annual incentive program to provide that annual incentive performance goals for 2012 will be comprised entirely of individual performance measures due to the difficulty in establishing corporate quantitative goals for 2012;

•
Terminated the current three-year performance-based cash incentive program under the Company’s 2009 Equity Incentive Plan and replaced it with a performance-based quarterly cash incentive program with increased retentive features for the Company’s named executive officers and certain other key employees; and

•
Reduced the target value of the restricted stock portion of the long-term incentive program under the Company’s 2009 Equity Incentive Plan and shifted that value to the quarterly cash incentive to make the annualized value of the quarterly cash incentive equal in value to the target annual cash incentive.

Revisions to Annual Incentive Program Performance Goals. On April 13, 2012, the Compensation Committee approved the annual performance objectives that will be used to determine the annual incentive awards for the named executive officers for 2012 under the annual incentive program under the USEC Inc. 2009 Equity Incentive Plan. The 2012 annual incentive awards will be determined based solely on the achievement of individual performance measures (referred to as “key performance objectives”). Previously, awards were determined based on the achievement of both key performance objectives (weighted 45%) and corporate financial measures (weighted 55%). For 2012, the Company has suspended the use of corporate financial measures due to the difficulty in establishing corporate quantitative goals for 2012 in light of the uncertainty with respect to significant areas of the business. Corporate financial measures have in the past been set at or above the Company’s budget for a given fiscal year and the Company does not expect to have a full year budget in place until a decision is made regarding operation of the Paducah gaseous diffusion plant.  USEC hopes to be able to return to the use of corporate financial measures in 2013 when there is greater certainty regarding the Company’s strategic path.

Revisions to the Long-Term Incentive Plan.  On April 13, 2012, the Compensation Committee approved changes to the long-term incentive program (LTIP) for 2012. The Compensation Committee determined to terminate the current three-year performance-based cash incentive program (the “Strategic Incentive Plan”) under the Company’s 2009 Equity Incentive Plan, effective as of December 31, 2011, and to replace the Strategic Incentive Plan for 2012 with a quarterly performance-based cash incentive program (described below). The current three-year performance period under the terminated Strategic Incentive Plan was January 1, 2011 through December 31, 2013 and final awards were to be based on the achievement of two performance goals.  The first, weighted 50% was to establish American Centrifuge Plant initial operations 30 months after a U.S. Department of Energy (“DOE”) loan guarantee closing or to develop strategic alternatives to the American Centrifuge Plant if needed.  The second, weighted 50% was to develop sales and sales backlog to support corporate financial performance objectives. There were two interim goals as of the end of the first year of the performance period based on interim progress steps in the achievement of the three-year goals. Participants could bank up to 25% of their target award during the first year of the performance period based on performance against these interim performance goals. Banking was permitted (1) to keep executives focused on the long-term three-year goals under the Strategic Incentive Plan because the interim goals were critical to the achievement of the three-year goals; (2) to reduce the potential punitive effect of a failure to meet the three-year goals (which were in part based on conditions outside of the executive’s control) in light of the fact that the target award for the initial performance period was three times the normal amount to take into account that no awards from prior performance plans would be paying out during the first two years of the new plan; and (3) because the entire award still remained at-risk in the case of a voluntary termination of employment by the executive and remained subject to the negative discretion of the Compensation Committee based on overall three-year performance. In February 2012, the Compensation Committee certified the achievement of the interim performance goals, which resulted in banked awards for the January 1, 2011 through December 31, 2011 performance period of 10% of target.  This “banked” award (which will not be paid out until 2014) will become vested at the end of the three-year performance period. No other awards will vest under the Strategic Incentive Plan and any other award opportunities under the plan are cancelled. The following table sets forth the payouts to the Company’s named executive officers under the terminated program, with cash amounts to be paid in early 2014 but no later than by March 15, 2014.  These amounts were previously reported in the Company’s proxy statement filed on March 26, 2012.   Awards will be forfeited if, prior to the payout of such awards, an executive’s employment with the Company is terminated other than (1) by the Company other than for cause or by the executive for good reason in connection with a change in control of the Corporation, (2) due to retirement or termination by the Company other than for cause, or (3) due to death or disability.

Name	2011 Banked Award
John K. Welch	$270,000
John C. Barpoulis	$ 77,040
Peter B. Saba	$ 70,200
Philip G. Sewell	$ 84,600
Robert Van Namen	$ 77,040

The remainder of the long-term incentive program consists of an annual grant of restricted stock that vests ratably over three years from the date of grant and performance-based awards of restricted stock that, subject to being earned, vest over three years (the “Performance-Based Restricted Stock’).  The value of the grant of restricted stock for the named executive officers for 2012 is equal to a percentage of the executive’s base salary as follows: CEO: 75%; other named executive officers: 40% to 50%, depending on position. Previously, the value of the annual grant of restricted stock for the named executive officers was as follows: CEO: 75%; other named executive officers: 50% to 60%, depending on position. No changes were made to the Performance Based Restricted Stock for 2012.  Following these changes, annualized target award levels for the named executive officers under the long-term incentive program for 2012 are as follows:

Name	Restricted Stock Target % of base salary	Performance-Based Restricted Stock Target % of base salary	Total LTIP Target % of base salary
John K. Welch	75%	75%	150%
John C. Barpoulis	50%	60%	110%
Peter B. Saba	40%	50%	90%
Philip G. Sewell	50%	60%	110%
Robert Van Namen	50%	60%	110%

Quarterly Incentive Plan.  On April 13, 2012, the Compensation Committee approved a quarterly performance-based cash incentive program under the USEC Inc. 2009 Equity Incentive Plan for the Company’s named executive officers and certain other key employees. It is designed to focus rewards on a limited number of highly important short-term targets that are related to the significant decisions that need to be made in 2012 regarding major aspects of the Company’s business. Under the Quarterly Incentive Plan, the participants are awarded the right to earn cash.

There will be four quarterly performance periods in 2012. Actual payout of these awards will be determined by the performance of the Company during the quarterly performance period against one or more pre-determined goals relating to the completion or attainment of objectively determinable targets with respect to the Company’s strategic business objectives. Each goal will be given a percentage weight, with the sum of goals for each quarterly period totaling 100% of the executive’s target award.  Target awards attributable to a goal will be earned, if at all, based on the satisfaction of the goal within a quarterly period. If a goal is not satisfied within a quarterly period, the opportunity to satisfy the goal will remain open for the remaining quarterly periods in the calendar year.  Any goals not met by the end of the calendar year will be forfeited.  While it is contemplated that the goals will be such that they will be achieved or not achieved during a quarterly period, following the completion of the calendar year, for any goals that have not been fully achieved by the last day of the calendar year but for which significant progress has been made, the Compensation Committee in its discretion may provide for positive adjustment to performance and award a partial target award payable with respect to any goal.  The Compensation Committee may also exercise negative discretion to reduce the amount of any target award payable with respect to any goal or any quarterly period.

If, prior to the payout of an award with respect to a performance period: (1) there is a change in control of the Company and an executive’s employment is terminated by the Company other than for cause (or is terminated by the executive for good reason) (e.g., “double trigger”), awards will vest as though earned and be paid regardless of performance; (2) a executive’s employment is terminated by the Company other than for cause, prorated awards will vest and be paid in accordance with actual performance after the end of the performance period at the same time as other awards are paid to executives; and (3) an executive leaves the Company due to death or disability, fully vested prorated awards will be earned and paid regardless of performance. Performance must be certified by the Compensation Committee prior to any award being paid (other than death, disability or change in control).

The annualized value of the target award levels for the named executive officers under the Quarterly Incentive Plan is the same as their target annual incentive opportunities, which are 100% of base salary for the CEO and 70% of base salary for each of the other named executive officers.  Quarterly incentive opportunities would be one-fourth of this amount for each of the named executive officers.

The foregoing summary of the Quarterly Incentive Plan is qualified in its entirety by reference to the text of the Quarterly Incentive Plan, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number                      Description

10.1	USEC Inc. Quarterly Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

April 18, 2012	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

10.1	USEC Inc. Quarterly Incentive Plan.